As filed with the Securities and Exchange Commission on June 6, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AquaBounty Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3156167
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Mill & Main Place, Suite 395, Maynard, Massachusetts	01754
(Address of Principal Executive Offices)	(Zip Code)

AquaBounty Technologies, Inc. 2016 Equity Incentive Plan

(Full Title of the Plan)

David A. Frank

Chief Financial Officer

AquaBounty Technologies, Inc.

2 Mill & Main Place, Suite 395

Maynard, Massachusetts 01754

(Name and address of agent for service)

(978) 648-6000

(Telephone number, including area code, of agent for service)

Copies to:

Jocelyn M. Arel, Esq.

Michael J. Minahan, Esq.

Aaron Berman, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Telephone: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☑

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed to register an additional 2,400,000 shares of common stock, $0.001 par value per share (“Common Stock”), of AquaBounty Technologies, Inc. (“Registrant”), under the Registrant’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”). On May 25, 2023, pursuant to an amendment to the 2016 Plan, the number of shares of Common Stock reserved and available for issuance under the 2016 Plan increased by 2,400,000 shares. This Registration Statement registers these additional 2,400,000 shares of Common Stock.

The additional shares are of the same class as the other securities relating to the 2016 Plan for which the Registrant’s registration statement on Form S-8 (File No 333-217321), filed on April  14, 2017, is effective. The information contained in the Registrant’s registration statement on Form S-8 (File No. 333-217321) is hereby incorporated by reference pursuant to General Instruction E except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following documents are filed as exhibits to or incorporated by reference in this Registration Statement:

Exhibit Number	Description

4.1*	Third Amended and Restated Certificate of Incorporation of AquaBounty Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10, filed on November 7, 2016).

4.2*	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of AquaBounty Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on January 6, 2017).

4.3*	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of AquaBounty Technologies, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, filed on January 15, 2020).

4.4*	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of AquaBounty Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 19, 2020).

4.5*	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of AquaBounty Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 27, 2022).

4.6*	AquaBounty Technologies, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form 10, filed on November 7, 2016).

4.7*	Amendment No. 1 to AquaBounty Technologies, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on May 2, 2019).

4.8*	Amendment No. 2 to AquaBounty Technologies, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on April 29, 2020).

4.9*	Amendment No. 3 to AquaBounty Technologies, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on May 26, 2023).

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

107	Filing Fee Table.

*	Incorporated herein by reference as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maynard, Commonwealth of Massachusetts, on June 6, 2023.

AQUABOUNTY TECHNOLOGIES, INC.

By:	/s/ Sylvia Wulf
Sylvia Wulf
Chief Executive Officer, President and Board Chair

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. In addition, each person whose signature appears below constitutes and appoints David A. Frank and Angela M. Olsen, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (1) sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and (2) file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act in person, and hereby ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Sylvia Wulf Sylvia Wulf	Chief Executive Officer, President and Board Chair (Principal Executive Officer)	June 6, 2023

/s/ David A. Frank David A. Frank	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 6, 2023

/s/ Ricardo Alvarez Ricardo Alvarez	Director	June 6, 2023

/s/ Erin Sharp Erin Sharp	Director	June 6, 2023

/s/ Gail Sharps Myers Gail Sharps Myers	Director	June 6, 2023

/s/ Christine St.Clare Christine St.Clare	Director	June 6, 2023

/s/ Rick Sterling Rick Sterling	Director	June 6, 2023

/s/ Michael Stern Michael Stern	Director	June 6, 2023